Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

April 22, 2009

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, Colorado  80203-4518

Re:                               Cimarex Energy Co. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Cimarex Energy Co., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on or about April 22, 2009.  Pursuant to Rule 462(e) under the Act, the Registration Statement will become effective automatically upon filing with the SEC.  The Registration Statement covers the offering and issuance from time to time by the Company of: (i) shares of its Common Stock, par value $0.01 per share (the “Common Stock”); (ii) shares of its Preferred Stock, par value $0.01 per share (the “Preferred Stock”); (iii) one or more series of its debt securities (collectively, the “Debt Securities”); (iv) guarantees of Debt Securities (the “Guarantees”) by some or all of the co-registrants named in the Registration Statement (each co-registrant that guarantees Debt Securities, as applicable, (a “Guarantor” and collectively the “Guarantors”); and/or (v) warrants to acquire securities of the Company (the “Warrants”).

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i.              The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Certificate”);

ii.             The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Bylaws”);

iii.            Resolutions adopted by the Board of Directors of the Company (the “Company Board”) relating to the Registration Statement, certified as of a recent date by an officer of the Company (the “Resolutions”);

iv.            The Certificate or Articles of Incorporation, Bylaws, Certificates of Limited Partnership and Agreements of Limited Partnership, as applicable, of the Guarantors, as set forth on Exhibit A hereto, certified as of a recent date by an officer of the Guarantors (or, as applicable, of the general partner of the applicable Guarantor) (the “Guarantor Documents”);

v.             Such other records of the corporate proceedings of the Company and the Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion;

vi.            Such other certificates and assurances from public officials, officers and representatives of the Company and the Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion; and

vii.           Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the indentures and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1.             The Common Stock will be validly issued, fully paid and nonassessable if and when (i) a prospectus supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder;

(ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any; (iii) the Common Stock shall have been issued as provided in such resolutions of the Company Board; and (iv) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.

2.             The Preferred Stock shall be validly issued, fully paid and nonassessable if and when (i) a prospectus supplement with respect to the Preferred Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any; (iii) the applicable Certificate of Designation for the Preferred Stock to be issued shall have been duly filed with the Office of the Secretary of State of the State of Delaware; (iv) the Preferred Stock shall have been issued as provided in such resolutions of the Company Board; and (v) certificates representing the Preferred Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.

3.             Each series of the Debt Securities in substantially the form contained in the applicable indenture will be duly authorized and valid and binding obligations of the Company and, if guaranteed by the Guarantors, the Guarantees will be valid and binding obligation of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the indenture and, if the Debt Securities are guaranteed by the Guarantors, the boards of directors or other governing bodies of each of the Guarantors (the “Guarantor Boards”) shall have duly adopted final resolutions authorizing the Guarantees to be entered into in connection with such series of Debt Securities; (iii) such series of Debt Securities shall have been duly created by a duly executed and delivered indenture; (iv) the indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly executed and delivered pursuant to the terms of such indenture and, if the Debt Securities are guaranteed by the Guarantors, the Guarantees shall have been duly executed and delivered by the Guarantors; and (v) such Debt Securities shall have been duly executed, authenticated and issued as provided in the applicable indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4.             The Warrants will be validly issued, fully paid and nonassessable if and when: (i) a prospectus supplement with respect to the Warrants shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Warrants as contemplated by the Registration Statement and the Warrant Agreement (as defined below); (iii) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (iv) the terms of the Warrants have been established in accordance with the Warrant Agreement; and (v) the Warrants have been executed and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the Warrant Agreement and the applicable purchase or underwriting agreement, if any.

5.             Common Stock or Preferred Stock to be issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants will be validly issued, fully paid and nonassessable if and when: (i) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware; and (ii) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered against payment of the agreed consideration therefor, if any, as described in the Registration Statement and in accordance with the terms of the applicable Debt Securities, Preferred Stock or Warrants, as the case may be.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Common Stock, the Preferred Stock, each series of Debt Securities and the Warrants, as the case may be: (a) no stop order shall have been issued by the SEC relating to the Registration Statement; (b) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (c) upon issuance of the Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock that the Company is then authorized to issue; (d) the authorization thereof by the Company Board and, if the Debt Securities are guaranteed by the Guarantors, the authorization of the Guarantees by the Guarantor Boards shall not have been modified or rescinded; (e) no change in law affecting the validity, legally binding character or enforceability of the authorization by the Company Board and, if the Debt Securities are guaranteed by the Guarantors, the Guarantor Boards shall have occurred; (f) in the case of each series of the Debt Securities, the form of the applicable indenture (including, without limitation, the form of the Debt Securities to be issued thereunder) and, if the Debt Securities are guaranteed by the Guarantors, the form of the applicable Guarantees shall not have been modified; (g) in the case of each series of Debt Securities, the Debt Securities have been issued in accordance with the applicable indenture which constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (h) upon the issuance of the Debt Securities, the amount of Debt Securities outstanding does not exceed the amount authorized by the Company Board and, if the Debt Securities are guaranteed by the Guarantors, the amount of Debt Securities guaranteed by the Guarantors does not exceed the amount authorized to be guaranteed by the Guarantor Boards; (i) the Certificate and Bylaws of the Company and the Guarantor Documents shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (j) the authorizations by the Company Board will be made in accordance with the Certificate, the Bylaws, the Company Resolutions and the DGCL; and (k) the authorizations by the Guarantor Boards will be made in accordance with the Guarantor Documents and the DGCL, the Delaware Revised Uniform Limited Partnership Act or the Texas Business Corporation Act, as applicable.

The opinions expressed herein are limited to the laws of the State of New York (as such opinions relate to the Debt Securities only), and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.

This opinion may be filed as an exhibit to the Registration Statement.  Consent is also given to the reference to this firm under the caption “Validity of the Securities” in the prospectus contained in the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Sincerely,

/s/ HOLME ROBERTS & OWEN LLP

Exhibit A
Guarantor Documents

Brock Gas Systems & Equipment, Inc.

Articles of Incorporation

Bylaws

Cimarex Energy Co. of Colorado

Articles of Incorporation, as amended

By-Laws, as amended

ConMag Energy Corporation

Articles of Incorporation

Bylaws

Hunter Gas Gathering, Inc.

Articles of Incorporation, as amended

Bylaws

Key Production Company, Inc.

Certificate of Incorporation, as amended

Amended and Restated Bylaws

Magnum Hunter Production, Inc.

Articles of Incorporation, as amended

Bylaws

Oklahoma Gas Processing, Inc.

Certificate of Incorporation

Bylaws

A-1

PEC (Delaware), Inc.

Certificate of Incorporation

Amended and Restated Bylaws

Pintail Energy, Inc.

Certificate of Incorporation

Bylaws

Prize Energy Resources, L.P.

Certificate of Limited Partnership, as amended

Agreement of Limited Partnership, as amended

Prize Operating Company

Certificate of Incorporation

Amended and Restated Bylaws

A-2